Exhibit 99.1

Vroom Announces Second Quarter 2023 Results

Continued Progress on Long-Term Roadmap Driving GPPU Improvement and Cost Reductions

NEW YORK – August 8, 2023 – Vroom, Inc. (Nasdaq:VRM), a leading ecommerce platform for buying and selling used vehicles, today announced financial results for the second quarter ended June 30, 2023.

HIGHLIGHTS OF SECOND QUARTER 2023 VERSUS FIRST QUARTER 2023

•
5% sequential growth in Ecommerce units - first quarter with sequential growth since the introduction of the Long-Term Roadmap in Q2 2022
•
$2,954 Ecommerce gross profit per unit (GPPU) as compared to $2,552
•
$(66.3) million net loss as compared to $(75.0) million
•
$(56.3) million Adjusted EBITDA as compared to $(64.8) million
•
Continued to reduce sequential cost per unit in 4 out of 5 SG&A financial levers outlined in our Long-Term Roadmap
•
Improving Adjusted EBITDA mid-point guidance for the full year 2023

Tom Shortt, Chief Executive Officer of Vroom, said, “In the second quarter of 2023, consistent with our Long-Term Roadmap, we continued to make progress on our three key objectives and four strategic initiatives, improving Adjusted EBITDA by $8.5 million sequentially. Ecommerce GPPU increased from $2,552 in Q1 2023 to $2,954 in Q2 2023, benefiting from GPPU on unaged units, which exceeded $5,000, as well as vehicle inventory reserves taken in prior periods. During the second quarter of 2023, 80% of our units sold were aged units, or units held greater than 180 days. We continue to drive process improvements across titling and registration, pricing, marketing, sales, reconditioning and logistics. Looking forward to Q3 2023, we expect <40% of our mix to be aged units. We expect to deliver sequential Adjusted EBITDA improvements through the balance of the year.”

Bob Krakowiak, Vroom’s Chief Financial Officer, commented, “We succeeded in reducing per-unit costs across 1) logistics, 2) sales, 3) titling, registration and support, and 4) fixed costs. We further strengthened our balance sheet by repurchasing $18 million of our convertible notes and enhanced our liquidity by selling our non-investment grade notes from UACC’s 2023-1 securitization. During the second half of 2023, we will continue to pursue opportunities to reduce costs, strengthen our balance sheet and enhance our liquidity.”

SECOND QUARTER 2023 FINANCIAL DISCUSSION

All financial comparisons are on a year-over-year basis unless otherwise noted.

Ecommerce Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	(in thousands, except unit data and average days to sale)				(in thousands, except unit data and average days to sale)
Ecommerce units sold	4,127	9,233	(5,106)	(55.3)%	8,060	28,706	(20,646)	(71.9)%
Ecommerce revenue:
Vehicle revenue	$126,529	$308,123	$(181,594)	(58.9)%	$250,636	$960,747	$(710,111)	(73.9)%
Product revenue	11,696	13,509	(1,813)	(13.4)%	23,222	36,248	(13,026)	(35.9)%
Total ecommerce revenue	$138,225	$321,632	$(183,407)	(57.0)%	$273,858	$996,995	$(723,137)	(72.5)%
Ecommerce gross profit:
Vehicle gross profit	$1,196	$20,000	$(18,804)	(94.0)%	$602	$31,580	$(30,978)	(98.1)%
Product gross profit	10,993	13,509	(2,516)	(18.6)%	21,621	36,248	(14,627)	(40.4)%
Total ecommerce gross profit	$12,189	$33,509	$(21,320)	(63.6)%	$22,223	$67,828	$(45,605)	(67.2)%
Average vehicle selling price per ecommerce unit	$30,659	$33,372	$(2,713)	(8.1)%	$31,096	$33,469	$(2,373)	(7.1)%
Product revenue per ecommerce unit	2,834	1,463	1,371	93.7%	2,881	1,263	1,618	128.1%
Gross profit per ecommerce unit:
Vehicle gross profit per ecommerce unit	$290	$2,166	$(1,876)	(86.6)%	$75	$1,100	$(1,025)	(93.2)%
Product gross profit per ecommerce unit	2,664	1,463	1,201	82.1%	2,683	1,263	1,420	112.4%
Total gross profit per ecommerce unit	$2,954	$3,629	$(675)	(18.6)%	$2,758	$2,363	$395	16.7%
Ecommerce average days to sale	327	128	199	155.4%	304	110	194	175.9%

Results by Segment

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	(in thousands, except unit data)				(in thousands, except unit data)
Units:
Ecommerce	4,127	9,233	(5,106)	(55.3)%	8,060	28,706	(20,646)	(71.9)%
Wholesale	1,834	5,867	(4,033)	(68.7)%	3,003	15,980	(12,977)	(81.2)%
All Other (1)	309	1,047	(738)	(70.5)%	665	2,746	(2,081)	(75.8)%
Total units	6,270	16,147	(9,877)	(61.2)%	11,728	47,432	(35,704)	(75.3)%

Revenue:
Ecommerce	$138,225	$321,632	$(183,407)	(57.0)%	$273,858	$996,995	$(723,137)	(72.5)%
Wholesale	30,800	82,901	(52,101)	(62.8)%	44,695	222,885	(178,190)	(79.9)%
Retail Financing (2)	42,128	32,121	10,007	31.2%	74,116	79,808	(5,692)	(7.1)%
All Other (3)	14,025	38,783	(24,758)	(63.8)%	28,976	99,524	(70,548)	(70.9)%
Total revenue	$225,178	$475,437	$(250,259)	(52.6)%	$421,645	$1,399,212	$(977,567)	(69.9)%
Gross profit (loss):
Ecommerce	$12,189	$33,509	$(21,320)	(63.6)%	$22,223	$67,828	$(45,605)	(67.2)%
Wholesale	(3,993)	(1,934)	(2,059)	106.5%	(3,931)	(4,686)	755	16.1%
Retail Financing (2)	34,068	28,720	5,348	18.6%	59,842	73,682	(13,840)	(18.8)%
All Other (3)	3,737	6,062	(2,325)	(38.4)%	6,672	11,173	(4,501)	(40.3)%
Total gross profit	$46,001	$66,357	$(20,356)	(30.7)%	$84,806	$147,997	$(63,191)	(42.7)%
Gross profit (loss) per unit (4):
Ecommerce	$2,954	$3,629	$(675)	(18.6)%	$2,758	$2,363	$395	16.7%
Wholesale	$(2,177)	$(330)	$(1,847)	559.7%	$(1,309)	$(293)	$(1,016)	346.8%

(1)
All Other units consist of retail sales of used vehicles from TDA.
(2)
The Retail Financing segment represents UACC’s operations with its network of third-party dealership customers as of the closing of the UACC acquisition in February 2022.
(3)
All Other revenues and gross profit consist of retail sales of used vehicles from TDA and fees earned on sales of value-added products associated with those vehicles sales and the CarStory business.
(4)
Gross profit per unit metrics exclude the Retail Financing gross profit and All Other gross profit.

SG&A

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Change	% Change	2023	2022	Change	% Change
	(in thousands)				(in thousands)
Compensation & benefits	$41,957	$68,891	$(26,934)	(39.1)%	$92,622	$143,416	$(50,794)	(35.4)%
Marketing expense	14,970	21,138	(6,168)	(29.2)%	26,441	54,874	(28,433)	(51.8)%
Outbound logistics	1,970	8,232	(6,262)	(76.1)%	4,042	34,980	(30,938)	(88.4)%
Occupancy and related costs	4,284	5,721	(1,437)	(25.1)%	9,025	11,367	(2,342)	(20.6)%
Professional fees	3,635	6,827	(3,192)	(46.8)%	10,227	20,126	(9,899)	(49.2)%
Software and IT costs	8,987	11,306	(2,319)	(20.5)%	18,328	22,129	(3,801)	(17.2)%
Other	11,152	30,875	(19,723)	(63.9)%	22,807	54,092	(31,285)	(57.8)%
Total selling, general & administrative expenses	$86,955	$152,990	$(66,035)	(43.2)%	$183,492	$340,984	$(157,492)	(46.2)%

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance:

•
EBITDA;
•
Adjusted EBITDA;
•
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues;
•
Adjusted EBITDA excluding securitization gain;
•
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues;

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures.

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues are supplemental performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because each of these non-GAAP financial measures facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.

EBITDA

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense.

Adjusted EBITDA

We calculate Adjusted EBITDA as EBITDA adjusted to exclude severance costs, gain on debt extinguishment, severe weather-related costs, goodwill impairment charge, realignment costs, acquisition related costs, and other costs related to lease impairment charges associated with closing one of our physical office locations. Changes in fair value of financial instruments can fluctuate significantly from period to period and previously related primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. As a result of current market conditions, the financial instruments related to the 2022-2 and 2023-1 securitization transactions are recognized on balance-sheet and accounted for under the fair value option. See Note 16 — Financial Instruments and Fair Value Measurements to our condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2023. As a result, the majority of our finance receivables are now carried at fair value and a significant portion of the risk of loss associated with these finance receivables have been retained by UACC. We therefore have determined we will no longer make any adjustments for such fluctuations in fair value to our Adjusted EBITDA results. We have recast the prior period presented to conform to current period presentation. We may account for future securitizations as on balance sheet transactions depending on the market conditions.

Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. While we expect to continue to incur these costs over the next few quarterly periods, we expect such costs to continue to decline due to the improvements across our operations.

Adjusted EBITDA excluding securitization gain

We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results.

Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC’s finance receivables and the non-recurring costs incurred to address operational and customer experience issues.

The following table presents a reconciliation of the foregoing non-GAAP financial measures to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)		(in thousands)
Net loss	$(66,318)	$(115,089)	$(141,362)	$(425,548)
Adjusted to exclude the following:
Interest expense	8,938	9,533	18,857	18,913
Interest income	(4,921)	(3,935)	(10,863)	(7,887)
Provision (benefit) for income taxes	385	256	658	(22,984)
Depreciation and amortization	10,536	10,115	21,173	18,010
EBITDA	$(51,380)	$(99,120)	$(111,537)	$(419,496)
Severance costs	$2,277	$—	$6,381	$—
Gain on debt extinguishment	(10,931)	—	(19,640)	—
Hail storm costs	2,353	—	2,353	—
Goodwill impairment charge	—	—	—	201,703
Realignment costs	—	9,529	—	9,529
Acquisition related costs	—	—	—	5,653
Other	1,352	2,127	1,352	2,127
Adjusted EBITDA	$(56,329)	$(87,464)	$(121,091)	$(200,484)
Non-recurring costs to address operational and customer experience issues	126	8,274	785	9,274
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(56,203)	$(79,190)	$(120,306)	$(191,210)
Securitization gain	—	—	—	(29,617)
Adjusted EBITDA excluding securitization gain	$(56,329)	$(87,464)	$(121,091)	$(230,101)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(56,203)	$(79,190)	$(120,306)	$(220,827)

SECOND QUARTER 2023 AS COMPARED TO FIRST QUARTER 2023

	Three Months Ended June 30,	Three Months Ended March 31,
	2023	2023	Change	% Change
	(in thousands, except unit data)
Total revenues	$225,178	$196,467	$28,711	14.6%
Total gross profit	$46,001	$38,805	$7,196	18.5%
Ecommerce units sold	4,127	3,933	194	4.9%
Ecommerce revenue	$138,225	$135,633	$2,592	1.9%
Ecommerce gross profit	$12,189	$10,035	$2,154	21.5%
Vehicle gross profit (loss) per ecommerce unit	$290	$(151)	$441	292.1%
Product gross profit per ecommerce unit	2,664	2,703	(39)	(1.4)%
Total gross profit per ecommerce unit	$2,954	$2,552	$402	15.8%
Wholesale units sold	1,834	1,169	665	56.9%
Wholesale revenue	$30,800	$13,895	$16,905	121.7%
Wholesale gross (loss) profit	$(3,993)	$62	$(4,055)	(6,540.3)%
Wholesale gross (loss) profit per unit	$(2,177)	$53	$(2,230)	(4,207.5)%
Retail Financing revenue	$42,128	$31,988	$10,140	31.7%
Retail Financing gross profit	$34,068	$25,774	$8,294	32.2%
Total selling, general, and administrative expenses	$86,955	$96,537	$(9,582)	(9.9)%

	Three Months Ended June 30,	Three Months Ended March 31,
	2023	2023	Change	% Change
	(in thousands)
Net loss	$(66,318)	$(75,044)	$8,726	11.6%
Adjusted to exclude the following:
Interest expense	8,938	9,919	(981)	(9.9)%
Interest income	(4,921)	(5,942)	1,021	17.2%
Provision for income taxes	385	273	112	41.0%
Depreciation and amortization	10,536	10,637	(101)	(0.9)%
EBITDA	$(51,380)	$(60,157)	$8,777	14.6%
Severance costs	$2,277	$4,104	$(1,827)	(44.5)%
Gain on debt extinguishment	(10,931)	(8,709)	(2,222)	25.5%
Hail storm costs	2,353	—	2,353	100.0%
Other	1,352	—	1,352	100.0%
Adjusted EBITDA	$(56,329)	$(64,762)	$8,433	13.0%
Non-recurring costs to address operational and customer experience issues	126	659	(533)	(80.8)%
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$(56,203)	$(64,103)	$7,900	(12.3)%
Securitization gain	—	—	—	0.0%
Adjusted EBITDA excluding securitization gain	$(56,329)	$(64,762)	$8,433	13.0%
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$(56,203)	$(64,103)	$7,900	12.3%

Financial Outlook

For the full year 2023, we updated our guidance to reflect an improved outlook on Adjusted EBITDA performance and convertible note repurchases:

•
Adjusted EBITDA(1) of $(225.0) to $(200.0) million;
•
Year-end cash and cash equivalents of $137.0 to $187.0 million; reflecting $13.0 million of convertible note repurchases.

(1) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for the full year 2023 Financial Outlook is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future. We have provided a reconciliation of GAAP to non-GAAP financial measures for the second quarter 2023 in the reconciliation table in the Non-GAAP Financial Measures section above.

The foregoing estimates are forward-looking statements that reflect the Company’s expectations as of August 8, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” below.

Conference Call & Webcast Information

Vroom management will discuss these results and other information regarding the Company during a conference call and audio webcast Wednesday, August 9, 2023 at 8:30 a.m. ET.

To access the conference call, please register at this embedded link. Registered participants will be sent a unique PIN to access the call. A listen-only webcast will also be available via the same link and at ir.vroom.com. An archived webcast of the conference call will be accessible on the website within 48 hours of its completion.

About Vroom (Nasdaq: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery. For more information visit www.vroom.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding expected timelines with respect to, our execution of and the expected benefits from our long term roadmap, declining costs due to improvements across our operations, and other cost-saving initiatives; our future results of operations and financial position, including our ability to improve our unit economics and future growth, including with respect to our Adjusted EBITDA and liquidity, our ability to improve our transaction processes, increase and optimize our internal sales force, sell through aged vehicles, improve variable cost per unit, such as logistics costs and marketing costs, and reduce fixed costs; and our plans to enhance liquidity and strengthen our balance sheet. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our Quarterly report on Form 10-Q for the quarter ended June 30, 2023, which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Investor Relations:

Vroom

Jon Sandison

investors@vroom.com

Media Contact:

Vroom

Chris Hayes

chris.hayes@vroom.com

VROOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of June 30,	As of December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$237,925	$398,915
Restricted cash (including restricted cash of consolidated VIEs of $44.9 million and $24.7 million, respectively)	66,306	73,095
Accounts receivable, net of allowance of $9.9 million and $21.5 million, respectively	9,565	13,967
Finance receivables at fair value (including finance receivables of consolidated VIEs of $12.4 million and $11.5 million, respectively)	13,117	12,939
Finance receivables held for sale, net (including finance receivables of consolidated VIEs of $204.4 million and $305.9 million, respectively)	290,015	321,626
Inventory	208,871	320,648
Beneficial interests in securitizations	6,553	20,592
Prepaid expenses and other current assets (including other current assets of consolidated VIEs of $20.9 million and $11.7 million, respectively)	57,221	58,327
Total current assets	889,573	1,220,109
Finance receivables at fair value (including finance receivables of consolidated VIEs of $442.4 million and $119.6 million, respectively)	454,580	140,235
Property and equipment, net	50,689	50,201
Intangible assets, net	145,399	158,910
Operating lease right-of-use assets	26,837	23,568
Other assets	24,791	26,004
Total assets	$1,591,869	$1,619,027
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,345	$34,702
Accrued expenses	58,307	76,795
Vehicle floorplan	132,480	276,988
Warehouse credit facilities of consolidated VIEs	177,864	229,518
Current portion of long term debt (including current portion of securitization debt of consolidated VIEs at fair value of $219.4 million and $47.2 million, respectively)	231,471	47,239
Deferred revenue	16,717	10,655
Operating lease liabilities, current	9,267	9,730
Other current liabilities (including other current liabilities of consolidated VIEs of $2.8 million and $1.5 million, respectively)	11,912	17,693
Total current liabilities	667,363	703,320
Long term debt, net of current portion (including securitization debt of consolidated VIEs of $197.6 million and $32.6 million at fair value, respectively)	544,931	402,154
Operating lease liabilities, excluding current portion	23,929	20,129
Other long-term liabilities (including other long-term liabilities of consolidated VIEs of $9.2 million and $7.4 million, respectively)	17,410	18,183
Total liabilities	1,253,633	1,143,786
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 500,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 139,649,290 and 138,201,903 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	135	135
Additional paid-in-capital	2,080,155	2,075,798
Accumulated deficit	(1,742,054)	(1,600,692)
Total stockholders’ equity	338,236	475,241
Total liabilities and stockholders’ equity	$1,591,869	$1,619,027

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Retail vehicle, net	$136,568	$341,724	$271,838	$1,048,910
Wholesale vehicle	30,800	82,901	44,695	222,885
Product, net	11,924	14,324	23,424	38,773
Finance	42,128	32,121	74,116	79,808
Other	3,758	4,367	7,572	8,836
Total revenue	225,178	475,437	421,645	1,399,212
Cost of sales:
Retail vehicle	134,539	319,903	270,263	1,015,412
Wholesale vehicle	34,793	84,834	48,626	227,571
Product	704	—	1,601	—
Finance	8,060	3,402	14,274	6,126
Other	1,081	941	2,075	2,106
Total cost of sales	179,177	409,080	336,839	1,251,215
Total gross profit	46,001	66,357	84,806	147,997
Selling, general and administrative expenses	86,955	152,990	183,492	340,984
Depreciation and amortization	10,304	10,039	20,835	17,895
Impairment charges	1,353	3,407	1,353	205,110
Loss from operations	(52,611)	(100,079)	(120,874)	(415,992)
Gain on debt extinguishment	(10,931)	—	(19,640)	—
Interest expense	8,938	9,533	18,857	18,913
Interest income	(4,921)	(3,935)	(10,863)	(7,887)
Other loss, net	20,236	9,156	31,476	21,514
Income (loss) before provision for income taxes	(65,933)	(114,833)	(140,704)	(448,532)
Provision (benefit) for income taxes	385	256	658	(22,984)
Net loss	$(66,318)	$(115,089)	$(141,362)	$(425,548)
Net loss per share attributable to common stockholders, basic	$(0.48)	$(0.83)	$(1.02)	$(3.09)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic	139,146,848	138,075,210	138,838,866	137,667,419

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(141,362)	$(425,548)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment charges	1,353	205,110
Gain on debt extinguishment	(19,640)	—
Depreciation and amortization	21,173	18,010
Amortization of debt issuance costs	2,248	2,523
Realized gains on securitization transactions	—	(29,617)
Deferred taxes	—	(23,855)
Losses on finance receivables and securitization debt, net	42,532	29,457
Stock-based compensation expense	4,357	5,405
Provision to record inventory at lower of cost or net realizable value	(11,811)	(2,006)
Provision for bad debt	529	11,119
Provision to record finance receivables held for sale at lower of cost or fair value	1,651	1,986
Amortization of unearned discounts on finance receivables at fair value	(13,414)	(8,788)
Other, net	(7,579)	(851)
Changes in operating assets and liabilities:
Finance receivables, held for sale
Originations of finance receivables held for sale	(274,707)	(319,314)
Principal payments received on finance receivables held for sale	42,862	23,179
Proceeds from sale of finance receivables held for sale, net	—	271,820
Other	505	(4,011)
Accounts receivable	3,873	34,192
Inventory	123,588	192,618
Prepaid expenses and other current assets	16,611	13,513
Other assets	1,213	(1,670)
Accounts payable	(5,357)	(15,352)
Accrued expenses	(19,042)	(23,832)
Deferred revenue	6,062	(58,003)
Other liabilities	(7,770)	(33,604)
Net cash used in operating activities	(232,125)	(137,519)
Investing activities
Finance receivables at fair value
Purchases of finance receivables at fair value	(3,392)	(49,475)
Principal payments received on finance receivables at fair value	91,892	74,690
Proceeds from sale of finance receivables at fair value, net	—	29,026
Consolidation of VIEs	11,409	—
Principal payments received on beneficial interests	3,306	2,720
Purchase of property and equipment	(8,521)	(16,046)
Acquisition of business, net of cash acquired of $47.9 million	—	(267,488)
Net cash provided by (used in) investing activities	94,694	(226,573)
Financing activities
Proceeds from borrowings under secured financing agreements	261,991	—
Principal repayment under secured financing agreements	(103,980)	(105,563)
Proceeds from financing of beneficial interests in securitizations	24,506	—
Principal repayments of financing of beneficial interests in securitizations	(2,304)	—
Proceeds from vehicle floorplan	182,734	1,074,184
Repayments of vehicle floorplan	(327,242)	(1,164,533)
Proceeds from warehouse credit facilities	211,400	261,700
Repayments of warehouse credit facilities	(263,216)	(228,744)
Repurchases of convertible senior notes	(13,194)	—
Other financing activities	(1,043)	(1,344)
Net cash used in financing activities	(30,348)	(164,300)
Net decrease in cash, cash equivalents and restricted cash	(167,779)	(528,392)
Cash, cash equivalents and restricted cash at the beginning of period	472,010	1,214,775
Cash, cash equivalents and restricted cash at the end of period	$304,231	$686,383

VROOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(in thousands)

(unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$25,983	$16,299
Cash paid for income taxes	$3,682	$2,062
Supplemental disclosure of non-cash investing and financing activities:
Finance receivables from consolidation of 2022-2 securitization transaction	$180,706	$—
Elimination of beneficial interest from the consolidation of 2022-2 securitization transaction	$9,811	$—
Securitization debt from consolidation of 2022-2 securitization transaction	$186,386	$—
Reclassification of finance receivables held for sale to finance receivables at fair value, net	$248,081	$—
Fair value of beneficial interests received in securitization transactions	$—	$16,473